                                                                                                        Exhibit 4.2

                                               REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of February 6, 2002, among Acxiom
Corporation, a Delaware corporation (the "Company"), and J.P. Morgan Securities Inc., and the initial purchasers listed on Schedule I hereto (collectively, the "Initial Purchasers").

         This Agreement is entered into in connection with the Purchase Agreement, dated January 31, 2002 (the
"Purchase Agreement"), by and among the Company and the Initial Purchasers, which provides for the sale by the
Company to the Initial Purchasers of $160,000,000 aggregate principal amount of the Company's 3.75% Convertible
Subordinated Notes Due 2009 (the "Firm Notes"), which are convertible into Common Stock of the Company, par value
$.10 per share (the "Underlying Shares"), plus up to an additional $15,000,000 aggregate principal amount of the same that the Initial Purchasers may subsequently elect to purchase pursuant to the terms of the Purchase
Agreement (the "Additional Notes" and, together with the Firm Notes, the "Convertible Notes"). The Convertible
Notes are being issued pursuant to an indenture dated as of the date hereof (the "Indenture") between the Company and U.S. Bank National Association, as Trustee.

         As an inducement to the Initial Purchasers to enter into the Purchase Agreement, the Company agrees with the Initial Purchasers for the benefit of the Initial Purchasers and any subsequent holder or holders from time to time of the Convertible Notes or Underlying Stock as follows:

         Section 1.  Certain DefinitionsSection 1.  Certain Definitions.

         For purposes of this Agreement, the following terms shall have the following respective meanings:

         "Amount of Registrable Securities" shall mean (a) with respect to Convertible Notes constituting
Registrable Securities, the aggregate principal amount of all such Convertible Notes outstanding, (b) with respect to Underlying Shares constituting Registrable Securities, the aggregate number of such Underlying Shares outstanding multiplied by the Conversion Price (as defined in the Indenture relating to the Convertible Notes upon the conversion of which such Underlying Shares were issued) in effect at the time of computing the Amount of
Registrable Securities or, if no such Convertible Notes are then outstanding, the last Conversion Price that was in effect under such Indenture when any such Convertible Notes were last outstanding, and (c) with respect to combinations thereof, the sum of (a) and (b) for the relevant Registrable Securities.

         "Business Day" shall mean any day that is not a Saturday, Sunday or a day on which banking institutions in New York are authorized or required by law to be closed.

         "Closing Date" shall mean the date of the closing of the issuance and sale of the Convertible Notes pursuant to the Purchase Agreement.

         "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

         "Company" shall have the meaning assigned thereto in the first introductory paragraph hereof (together with any successor).

         "Convertible Notes" shall have the meaning assigned thereto in the second introductory paragraph hereof.

         "Damages Payment Date" shall have the meaning assigned thereto in Section 3(c) hereof.

         "Depositary" shall mean The Depository Trust Company until a successor is appointed by the Company.

         "Effectiveness Date" shall mean the 210th day after the Closing Date.

         "Effectiveness Period" shall have the meaning assigned thereto in Section 2 hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Filing Date" shall mean the 120th day after the Closing Date.

         "Holder" shall mean any holder of Registrable Securities.

         "Indemnified Holder" shall have the meaning assigned thereto in Section 6 hereof.

         "Indemnified Person" shall have the meaning assigned thereto in Section 6 hereof.

         "Indemnifying Person" shall have the meaning assigned thereto in Section 6 hereof.

         "Indenture" shall have the meaning assigned thereto in the second introductory paragraph hereto.

         "Initial Purchasers" shall have the meaning assigned thereto in the first introductory paragraph hereto.

         "Initial Shelf Registration" shall have the meaning assigned thereto in Section 2(a) hereof.

         "Inspectors" shall have the meaning assigned thereto in Section 4(n) hereof.

         "Liquidated Damages" shall have the meaning assigned thereto in Section 3(a) hereof.

         "NASD" shall have the meaning assigned thereto in Section 4(q), hereof.

         The term "person" shall mean any individual, corporation, partnership, joint venture, limited liability company, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

         "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

         "Purchase Agreement" shall mean the Purchase Agreement, dated as of January 31, 2002, among the Company and the Initial Purchasers relating to the Convertible Notes, as the same shall be amended from time to time.

         "Registrable Securities" shall mean all Convertible Notes and all Underlying Shares upon original issuance thereof and at all times subsequent thereto until the earliest to occur of (i) a Registration Statement covering such Convertible Notes and Underlying Shares having been declared effective by the Commission and such
Convertible Notes or Underlying Shares have been disposed of in accordance with such effective Registration
Statement; (ii) such Convertible Notes or Underlying Shares having been sold pursuant to Rule 144 under circumstances in which any legend borne by such Security relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Company or pursuant to the Indenture; or (iii) such
Convertible Notes or Underlying Shares cease to be outstanding.

         "Registration Default" shall have the meaning assigned thereto in Section 3(a) hereof.

         "Registration Statement" shall mean any registration statement of the Company filed with the Commission pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

         "Rule 144," "Rule 405" and "Rule 415" shall mean, in each case, such rule promulgated under the
Securities Act (or any successor provision), as the same shall be amended from time to time.

         "Securities Act" shall mean the Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.

         "Shelf Registration" shall have the meaning assigned thereto in Section 2(b) hereof.

         "Shelf Registration Statement" shall have the meaning assigned thereto in Section 2(b) hereof.

         "Subsequent Shelf Registration" shall have the meaning assigned thereto in Section 2(b) hereof.

         "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.

         "Trustee" shall mean U.S. Bank National Association, a national banking association (together with any successor).

         "Underlying Shares" shall have the meaning assigned thereto in the second introductory paragraph hereto.

         "Underwritten registration or underwritten offering" shall mean a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

         Unless the context otherwise requires, any reference herein to a "Section" or "clause" refers to a
Section or clause, as the case may be, of this Registration Rights Agreement, and the words "herein," "hereof"
and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular
Section or other subdivision.

         Section 2.  Registration Under the Securities ActSection 2.  Registration Under the Securities Act.

          (a)   The Company shall file a "shelf" registration statement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities, pursuant to Rule
415 or any similar rule that may be adopted by the Commission (the "Initial Registration Statement") on or prior to the Filing Date.  The Initial Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by Holders in the manner or manners designated by them
(including, without limitation, one or more underwritten offerings). The Company shall not permit any securities other than the Registrable Securities to be included in the Initial Shelf Registration or any Subsequent Shelf
Registration (as defined below).

         The Company agrees to use its reasonable best efforts to cause the Initial Registration Statement to become or be declared effective under the Securities Act on or prior to the Effectiveness Date, and to keep such
Initial Registration Statement continuously effective until two years from the Closing Date (as it may be shortened pursuant to clause (i) or clause (ii) immediately following, the "Effectiveness Period"), or such shorter period ending when (i) all Registrable Securities covered by the Initial Shelf Registration are disposed of in accordance therewith, (ii) the date on which all the Registrable Securities (x) held by Persons who are not affiliates of the Company may be resold pursuant to Rule 144(k) under the Securities Act or (y) cease to be outstanding or (iii) a Subsequent Shelf Registration covering all of the Registrable Securities has been declared effective under the Securities Act.

          (b)   If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Initial Shelf Registration or any Subsequent Shelf Registration, as the case may be, in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf"
Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Shelf
Registration"). If a Subsequent Shelf Registration is filed, the Company shall use its reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such Registration Statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein the term "Shelf
Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration and the term "Shelf
Registration Statement" means any Registration Statement filed in connection with a Shelf Registration.

          (c)   The Company further agrees to supplement or make amendments promptly to the Shelf Registration
Statement, as and when required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration, if required by the Securities Act or if reasonably requested by the Holders of the majority in Amount of Registrable Securities covered by such Registration Statement or by any underwriter of such Registrable Securities; provided, however, the Company shall have no obligation to include in any Shelf Registration Statement any information relating to the Company not previously disclosed in any filing made with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

          (d)   No Holder of Registrable Securities may include any of its Registrable Securities in the Shelf
Registration Statement pursuant to this Agreement unless such Holder furnishes to the Company in writing, prior to or on the 25th Business Day after receipt of a request therefor (the "Questionnaire Deadline"), such information as the Company may reasonably request for use in connection with the Shelf Registration Statement or
Prospectus or preliminary Prospectus included therein and in any application to be filed with or under state securities laws. In connection with all such requests for information from Holders of Registrable Securities, the
Company shall notify such Holders of the requirements set forth in the preceding sentence. No Holder of
Registrable Securities shall be entitled to Liquidated Damages pursuant to Section 3 hereof unless such Holder shall have provided all such reasonably requested information prior to or on the Questionnaire Deadline. Each
Holder as to which the Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make information previously furnished to the Company by such
Holder not materially misleading.

         Section 3.  Liquidated Damages.

          (a)   The Company and the Initial Purchasers agree that the Holders of Registrable Securities will suffer damages if the Company fails to fulfill its obligations under Section 2 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay liquidated damages on the Registrable Securities ("Liquidated Damages") under the circumstances and to the extent set forth below (each of which shall be given independent effect; each a "Registration Default"):

                  (i)    if the Initial Shelf Registration is not filed with the Commission on or prior to the
         Filing Date, then commencing on the day after the Filing Date, Liquidated Damages shall accrue on the
         Registrable Securities at a rate of 0.25% per annum on the Amount of Registrable Securities for the first 90 days immediately following the Filing Date, such Liquidated Damages increasing by an additional
         0.25% per annum at the beginning of each subsequent 90-day period;

                 (ii)    if the Initial Shelf Registration is not declared effective by the Commission on or prior to the Effectiveness Date, then commencing on day after the Effectiveness Date, Liquidated Damages shall accrue on the Registrable Securities at a rate of 0.25% per annum on the Amount of Registrable
         Securities for the first 90 days immediately following the day after such Effectiveness Date, such
         Liquidated Damages increasing by an additional 0.25% per annum at the beginning of each subsequent
         90-day period; and

                (iii)    if a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period (other than as permitted under Section 3(b)),
         Liquidated Damages shall accrue on the Registrable Securities at a rate of 0.25% per annum on the Amount of Registrable Securities for the first 90 days commencing on the day such Shelf Registration ceases to be effective, such Liquidated Damages increasing by an additional 0.25% per annum at the beginning of each such subsequent 90-day period;

provided, however, that Liquidated Damages on the Registrable Securities may not accrue under more than one of the foregoing clauses (i), (ii) or (iii) at any one time and at no time shall the aggregate amount of Liquidated
Damages accruing exceed in the aggregate .50% per annum of the Amount of Registrable Securities; provided, further, however, that (1) upon the filing of the Shelf Registration as required hereunder (in the case of clause
(a)(i) of this Section 3), (2) upon the effectiveness of the Shelf Registration as required hereunder (in the case of clause  (a)(ii) of this Section 3) or (3) upon the effectiveness of a Shelf Registration which had ceased to remain effective (in the case of (a)(iii) of this Section 3), Liquidated Damages on the Registrable Securities
as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue. It is understood and agreed that, notwithstanding any provision to the contrary so long as any Registrable Security is then covered by an effective Shelf Registration Statement, no Liquidated Damages shall accrue on such Registrable
Security.

          (b)   Notwithstanding paragraph (a) of this Section 3, the Company shall be permitted to suspend the effectiveness of a Shelf Registration for up to 30 consecutive days in any 90-day period, for a total of not more than 90 days in any 365-day period, without paying Liquidated Damages.

          (c)   So long as Convertible Notes remain outstanding, the Company shall notify the Trustee within two
Business Days after each and every date on which an event occurs in respect of which Liquidated Damages is required to be paid. Any amounts of Liquidated Damages due pursuant to (a)(i), (a)(ii) or (a)(iii) of this
Section 3 will be payable in cash semi-annually on each February 15 and August 15 (each a "Damages Payment
Date"), commencing with the first such date occurring after any such Liquidated Damages commences to accrue, to
Holders to whom regular interest is payable on such Damages Payment Date with respect to Convertible Notes that are Registrable Securities and to Persons that are registered Holders 15 days prior to such Damages Payment Date with respect to Underlying Shares that are Registrable Securities. The amount of Liquidated Damages for
Registrable Securities will be determined by multiplying the applicable rate of Liquidated Damages by the Amount of Registrable Securities outstanding on the Damages Payment Date following such Registration Default in the case of the first such payment of Liquidated Damages with respect to a Registration Default (and thereafter at the next succeeding Damages Payment Date until the cure of such Registration Default), multiplied by a fraction, the numerator of which is the number of days such Liquidated Damages rate was applicable during such period
(determined on the basis of a 360-day year comprised of twelve 30-day months and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

          (d)   Any reference herein to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time, and any reference herein to any amendment to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time.

         Section 4.  Registration ProceduresSection 4.  Registration Procedures.

         If the Company files a registration statement pursuant to Section 2, the Company shall effect such registrations to permit the resale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder the Company shall:

          (a)   prepare and file with the Commission, prior to the Filing Date, a Registration Statement or
Registration Statements to be effected as contemplated by Section 2, and use its reasonable efforts to cause such
Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement, a single counsel to such Holders (chosen in accordance with Section 5(b)) and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents proposed to be filed (in each case, where possible, at least four Business Days prior to such filing, or such date as is reasonable under the circumstances). The
Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the
Holders of a majority in Amount of Registrable Securities covered by such Registration Statement, their counsel or the managing underwriters, if any, shall reasonably object based on a violation or alleged violation of the
Securities Act or the Exchange Act or the respective rules promulgated thereunder;

          (b)   prepare and file with the Commission such amendments and post-effective amendments to each Shelf
Registration and the prospectus included therein as may be necessary to effect and maintain the continuous effectiveness of such Registration Statement for the Effectiveness Period; cause the related Prospectus to be supplemented by any Prospectus Supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and use all reasonable best efforts to comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such
Prospectus as so supplemented. The Company shall be deemed not to have used its reasonable best efforts to keep a
Registration Statement effective during the Effectiveness Period if it voluntarily takes any action that would result in selling Holders of the Registrable Securities covered thereby not being able to sell such Registrable
Securities during that period unless such action is required by applicable law or unless the Company complies with this Agreement, including, without limitation, the provisions of Sections 3(b) and 4(k) hereof;

          (c)   notify the selling Holders of Registrable Securities, a single counsel to such Holders (chosen in accordance with Section 5(b)) and the managing underwriters, if any, promptly (but in any event within two
Business Days) and, confirm such advice in writing, (i) when a Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Company, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose, (iii)  of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement,
Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and
(iv) of the Company's determination that a post-effective amendment to a Registration Statement would be appropriate;

          (d)   use its reasonable efforts to prevent the issuance of any order suspending the effectiveness of a
Registration Statement or of any order preventing or suspending the use of a Prospectus, and if any such order is issued, to use reasonable best efforts to obtain the withdrawal of any such order at the earliest practicable date;

          (e)   if requested by any managing underwriter or underwriters, if any, or the Holders of a majority in
Amount of Registrable Securities being sold in connection with an underwritten offering, (i)  promptly incorporate in a prospectus supplement or post-effective amendment such information as is required by the applicable rules and regulations of the Commission and as such managing underwriter or underwriters, if any, such
Holder or counsel for any of them reasonably determine is necessary to be included therein, (ii) make all required filings of such prospectus supplement or amendment promptly after notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendment to such Registration Statement;

          (f)   furnish to each selling Holder of Registrable Securities, a single counsel to such Holders
(chosen in accordance with Section 5(b)) and each managing underwriter, if any, one conformed copy of the
Registration Statement, or Registration Statements and each post-effective amendment thereto (in each case including all exhibits, financial statements but excluding schedules thereto, and documents incorporated or deemed incorporated by reference therein) (unless specifically so requested in writing by such Holder of
Registrable Securities or managing underwriter, as the case may be);

          (g)   deliver to each selling Holder of Registrable Securities, a single counsel to such Holders
(chosen in accordance with Section 5(b)) and the underwriters, if any, at the sole expense of the Company, as many copies of the Prospectus (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the second paragraph of Section 4(s) hereof, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable
Securities covered by such Prospectus and any amendment or supplement thereto;

          (h)   prior to any public offering of Registrable Securities, to use its reasonable best efforts to register or qualify, to the extent required by applicable law, and to cooperate with the selling Holders of
Registrable Securities, the managing underwriter or underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such
Registrable Securities or offer and sale under the securities or Blue Sky laws of such jurisdictions within the
United States as any selling Holder, or the managing underwriter or underwriters, if any, reasonably request;
provided, however, that where Registrable Securities are offered other than through an underwritten offering, the
Company agrees to cause the Company's counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this Section 4(h); keep each such registration or qualification
(or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) take any action that would subject it to general service of process in any such where it is not then so subject or (iii) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject;

          (i)   cooperate with the selling Holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing shares of
Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such shares of Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or
Holders may reasonably request;

          (j)   use all reasonable efforts to obtain the consent or approval of each federal, state or local governmental agency or authority which may be required to effect the Resale Registration or the offering or sale in connection therewith or to enable the selling holder or holders to offer, or to consummate the disposition of, their Registrable Securities, except as may be required solely as a consequence of the nature of such selling
Holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such
Registration Statement and the granting of such approvals;

          (k)   upon the occurrence of any event contemplated by paragraph 4(c)(ii), 4(c)(iii) or 4(c)(iv)
hereof, as promptly as practicable prepare and (subject to Section 4(a) hereof) file with the SEC, at the sole expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (l)   provide (i) the Trustee with certificates for Registrable Securities in a form eligible for deposit with the Depositary Trust Company and (ii) a CUSIP number for all Registrable Securities, not later than the applicable Effective Time;

           (m)  in connection with any underwritten offering of Registrable Securities pursuant to a Shelf
Registration, enter into one or more underwriting agreements as is customary in underwritten offerings of such securities similar to the Registrable Securities and take such other actions in connection therewith as are reasonably requested by the managing underwriter in order to expedite or facilitate the disposition of such
Registrable Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the underwriters with respect to the business of the Company and its subsidiaries (including any acquired business, properties or entity, if applicable) and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of securities similar to the Registrable Securities and confirm the same in writing if and when requested; (ii) obtain the written opinion of counsel to the Company and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings of securities similar to the Registrable Securities and such other matters as may be reasonably requested by the managing underwriter or underwriters; and (iii) obtain "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the
Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of securities similar to the Registrable Securities and such other matters as reasonably requested by the managing underwriter or underwriters as permitted by the Statement on Auditing Standards No. 72. The above shall be done as and to the extent required by such underwriting agreement;

          (n)   make available for inspection by any selling Holder of such Registrable Securities being sold, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours at such time or times as shall be mutually convenient for the company and the Inspectors as a group, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and any Records that it notifies the Inspectors are confidential shall not be disclosed by any Inspector unless (i) the disclosure of such Records is necessary to avoid or correct a material misstatement or material omission in such Registration Statement, (ii) the release of such
Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is, in the opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding directly involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or any transactions contemplated hereby or arising hereunder, (iv) the information in such Records has been made generally available to the public other than through the acts of such Inspector; provided, however, that prior notice shall be provided as soon as practicable to the Company of the potential disclosure of any information by such Inspector pursuant to clause (ii) or (iii)
of this sentence to permit the Company to obtain a protective order (or waive the provisions of this paragraph
(n)) and that such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of any Holder or Inspector or (v) the information in such Records has been made generally available to the public other than as a result of a breach of this Agreement;

         (o)   provide (i) the Holders of the Registrable Securities to be included in such Registration
Statement and not more than one counsel for all the Holders of such Registrable Securities, (ii) the underwriters
(which term, for purposes of this Registration Rights Agreement, shall include a Person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, thereof, (iii) the sales or placement agent, if any, thereof, and (iv) one counsel for such underwriters or agents, reasonable opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the
Commission, and each amendment or supplement thereto;

          (p)   comply with all applicable rules and regulations of the Commission and make generally available to its securityholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and
Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i)
commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration
Statement, which statements shall cover said 12-month periods;

          (q)   cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers,
Inc. (the "NASD"), including, if the Conduct Rules of the NASD or any successor thereto as amended from time to time so require, engaging a "qualified independent underwriter" ("QIU") as contemplated therein and making
Records available to such QIU as though it were a participating underwriter for the purposes of Section 4(n) and otherwise applying the provisions of this Agreement to such QIU (including indemnification) as though it were a participating underwriter;

          (r)   cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the Trustee and the Holders of the Registrable Securities to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act;
and execute, and use its reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable the Indenture to be so qualified in a timely manner; and

          (s)   use its reasonable best efforts to take all other steps necessary or advisable to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

         Each Holder who intends to be named as a selling Holder in the Shelf Registration Statement shall furnish to the Company in writing, within 25 Business Days after receipt of a request therefor as set forth in a questionnaire in the form attached hereto as Annex A, such information regarding such Holder and the proposed distribution by such Holder of its Registrable Securities as the Company may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Each
Holder who has been named as a selling Holder in the Shelf Registration Statement must notify the Company not later than three Business Days prior to any proposed sale pursuant to the Shelf Registration Statement, and such notice shall be effective for five Business Days. Holders that do not complete the questionnaire and deliver it to the Company shall not be named as selling securityholders in the Prospectus or preliminary Prospectus included in the Shelf Registration Statement and therefore shall not be permitted to sell any Registrable Securities pursuant to the Shelf Registration Statement. Each Holder who intends to be named as a selling Holder in the
Shelf Registration Statement shall promptly furnish to the Company in writing such other information as the
Issuer may from time to time reasonably request in writing. Each seller as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed so that the information previously furnished to the Company by such seller is not materially misleading and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

         Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that, upon actual receipt of any notice from the Company of the happening of any event of the kind described in Section
4(c)(ii), 4(c)(iii) or 4(c)(iv) hereof, such Holder will forthwith discontinue disposition of such Registrable
Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(k) hereof, or until it is advised in writing by the
Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto.

         Section 5.  Registration ExpensesSection 5.  Registration Expenses.

          (a)   The Company agrees to bear and to pay or cause to be paid promptly all expenses incident to the
Company's performance of or compliance with this Agreement, including (i) all Commission and any NASD registration, filing and review fees and expenses including reasonable fees and disbursements of counsel for the underwriters in connection with such registration, filing and review, (ii) all fees and expenses in connection with the qualification of the Securities for offering and sale under the State securities and blue sky laws and determination of their eligibility for investment under the laws of such jurisdictions as any managing underwriters may reasonably designate, including any reasonable fees and disbursements of counsel for the in connection with such qualification and determination, (iii) all expenses relating to the preparation, printing, production, distribution and reproduction of each registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing the Securities for delivery and the expenses of printing or producing any underwriting agreements, agreements among underwriters, selling agreements and blue sky or legal investment memoranda and all other documents in connection with the offering, sale or delivery of Securities to be disposed of (including certificates representing the Securities), (iv) messenger, telephone and delivery expenses relating to the offering, sale or delivery of Securities and the preparation of documents referred in clause  (iii) above,
(v) fees and expenses of the Trustee under the Indenture, any agent of the Trustee and any counsel for the
Trustee, (vi) internal expenses (including all salaries and expenses of the Company's officers and employees performing legal or accounting duties), (vii) reasonable fees, disbursements and expenses of counsel and independent certified public accountants of the Company (including the expenses of any opinions or "cold comfort"
letters required by or incident to such performance and compliance), (viii) reasonable fees, disbursements and expenses of any "qualified independent underwriter" engaged pursuant to Section 4(q) hereof, (ix) fees, disbursements and expenses of one counsel for the sellers of Registrable Securities (subject to the provisions of
Section 5(a)(ii) hereof), (x) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, if applicable, and (xi) any fees charged by securities rating services for rating the Securities as required by the Indenture (collectively, the "Registration Expenses").  To the extent that any Registration Expenses are incurred, assumed or paid by any holder of Registrable Securities or any placement or sales agent therefor or underwriter thereof, the Company shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a request therefor (accompanied by receipts, invoices or other documentary evidence, as appropriate).  Notwithstanding the foregoing, each Holder shall pay all underwriting discounts and commissions attributable to the sale of such
Registrable Securities sold by it.

          (b)   The Company shall reimburse the Holders of the Registrable Securities being registered in a Shelf
Registration for the reasonable fees and disbursements of not more than one counsel chosen by the Holders of a majority in Amount of Registrable Securities to be included in such Registration Statement.

         Section 6.  IndemnificationSection 6.  Indemnification.

          (a)   The Company agrees to indemnify and hold harmless (i) each Initial Purchaser, (ii) each Holder,
(iii) each Person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section
20 of the Exchange Act) any of the foregoing (any of the Persons referred to in this clause (iii) being hereinafter referred to as a "controlling person"), (iv) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers, the Holders (including predecessor Holders) or any controlling person (any person referred to in clause (i), (ii), (iii) or (iv) may hereinafter be referred to as an "Indemnified Holder"), from and against any and all losses, claims, damages, liabilities and judgments
(including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or any amendment or supplement thereto or any related preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Holder furnished to the Company in writing by such Holder expressly for use in therein; provided, however, that the Company shall not be liable to any Indemnified Holder under the indemnity agreement of this paragraph with respect to any preliminary prospectus to the extent that any such loss, claim, damage, liability, judgment or expense of such
Indemnified Holder results from the fact that such Indemnified Holder sold Registrable securities under a
Registration Statement to a Person as to whom it shall be established that there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (or of the preliminary prospectus as then amended or supplemented if the Company shall have furnished such Indemnified Holder with such amendment or supplement thereto on a timely basis) and the loss, claim, damage, liability or expense of such Indemnified
Holder results from an untrue statement or omission of a material fact contained in the preliminary prospectus which was corrected in the Prospectus (or in the preliminary prospectus as then amended or supplemented if the
Company shall have furnished such Indemnified Holder with such amendment or supplement thereto, as the case may be, on a timely basis). The Company shall notify such Indemnified Holder promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or such Indemnified Holder.

          (b)   Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, officers and each Person who controls the Company within the meaning of either Section 15 of the
Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Holder, but only with reference to such losses, claims, damages or liabilities which are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to a Holder furnished to the Company in writing by such Holder expressly for use in any
Registration Statement or Prospectus, or any amendment or supplement thereto or any related preliminary prospectus.

          (c)   If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "Indemnified Person") shall promptly notify the Person or Persons against whom such indemnity may be sought (each an "Indemnifying Person") in writing, and such
Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the
Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 6 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified
Person unless (i) such Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary,
(ii) such Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to such Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties)

include an Indemnifying Person and an Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that an
Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all
Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Indemnified Holders shall be designated in writing by the Holders of the majority in Amount of Registrable Securities, and any such separate firm for the Company, its directors, respective officers and such control Persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, such Indemnifying Person agrees to indemnify any
Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No
Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

          (d)   If for any reason the indemnification provisions contemplated by Section 6(a) or Section 6(b) are unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities
(or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions that resulted in such losses, claims, damages or liability, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties'
relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The parties hereto agree that it would not be just and equitable if contributions pursuant to this
Section 6(d) were determined by pro rata allocation (even if the holders or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof)
referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 6(d), no holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such holder from the sale of any Registrable Securities
(after deducting any fees, discounts and commissions applicable thereto) exceeds the amount of any damages which such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The holders' and any underwriters' obligations in this Section 6(d) to contribute shall be several in proportion to the principal amount of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

          (e)   The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and partner of each holder, agent and underwriter and each person, if any, who controls any holder, agent or underwriter within the meaning of the Securities Act; and the obligations of the holders and any agents or underwriters contemplated by this Section 6 shall be in addition to any liability which the respective holder, agent or underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his consent, is named in any registration statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.

         Section 7.  Underwritten OfferingsSection 7.  Underwritten Offerings.

          (a)   If any of the Registrable Securities covered by the Resale Registration are to be sold pursuant to an underwritten offering, the managing underwriter or underwriters thereof shall be designated by the Holders of the majority in Amount of Registrable Securities to be included in such offering and will be reasonably acceptable to the Company.

          (b)   Each Holder of Registrable Securities hereby agrees with each other such Holder that no such
Holder may participate in any underwritten offering hereunder unless such holder (i) agrees to sell such Holder's
Registrable Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

         Section 8.  Rule 144Section 8.  Rule 144.

         The Company covenants to the holders of Registrable Securities that to the extent they shall be required to do so under the Exchange Act, the Company shall timely file the reports required to be filed by it under the
Exchange Act or the Securities Act (including the reports under Section 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder, and shall take such further action as any holder of Registrable

Securities may reasonably request, all to the extent required from time to time to enable such holder to sell
Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the Commission.  Upon the request of any holder of Registrable
Securities in connection with that holder's sale pursuant to Rule 144, the Company shall deliver to such holder a written statement as to whether it has complied with such requirements.  The Company shall not be required to comply with this Section 8 after all Registrable Securities have been disposed of in accordance with an effective
Registration Statement or sold pursuant to Rule 144.

         Section 9.  MiscellaneousSection 9.  Miscellaneous.

          (a)   No Inconsistent Agreements.  The Company represents, warrants, covenants and agrees that it has not granted, and shall not grant, registration rights with respect to Registrable Securities or any other securities which would be inconsistent with the terms contained in this Agreement.

          (b)   Specific Performance.  The parties hereto acknowledge that there would be no adequate remedy at law if the Company failed to perform any of its obligations hereunder and that the Initial Purchasers and the holders from time to time of the Registrable Securities may be irreparably harmed by any such failure, and accordingly agree that the Initial Purchasers and such holders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled, to the extent permitted by applicable law, to compel specific performance of the obligations of the Company under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any State thereof having jurisdiction.

          (c    Notices.  All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when (i) delivered by hand, if delivered personally or by courier, (ii  transmitted by any standard form of telecommunication upon receipt of a signal confirming receipt or (iii) three days after being deposited in the mail (registered or certified mail, postage prepaid, return receipt requested) as follows:  If to the Company, to #1 Information Way, P.O. Box 8180, Little
Rock, Arkansas 72202-8180 (telefax:  (501) 342-3913), Attention: Treasurer, with a copy to Kutak Rock LLP, 425
West Capitol, Suite 1100, Little Rock, Arkansas 72201-3409 (telefax:  (501) 975-3001), Attention:  Jeffrey J.
Gearhart, Esq. and if to a holder, to the address of such holder set forth in the security register or other records of the Company, or to such other address as the Company, or any such holder may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          (d    Parties in Interest.  All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by, the parties hereto and the holders from time to time of the
Registrable Securities and the respective successors and assigns of the parties hereto and such holders.  In the event that any transferee of any holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a beneficiary hereof for all purposes and such Registrable
Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such
Registrable Securities such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by, all of the applicable terms and provisions of this Agreement.  If the Company shall so request, any such successor, assign or transferee shall agree in writing to acquire and hold the
Registrable Securities subject to all of the applicable terms hereof.

          (e    Survival.  The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any holder of Registrable
Securities, any director, officer or partner of such holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Securities pursuant to the Purchase Agreement and the transfer and registration of Registrable
Securities by such Holder.

          (f    GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF
THE STATE OF NEW YORK.

          (g    Jurisdiction, Venue and Service of Process.  Each of the parties hereto hereby submits to the jurisdiction of any Federal or State court in the City, County and State of New York, or to the courts of its own corporate domicile, in respect of actions brought against it as a defendant, in any legal suit, action or proceeding based on or arising under this Agreement and agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company waives, to the extent permitted by law, the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding.

          (h    Securities Held by the Company or its Affiliates.  Whenever the consent or approval of Holders of a specified percentage in Amount of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (i    Headings.  The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

          (j    Entire Agreement; Amendments.  This Agreement and the other writings referred to herein
(including the Indenture and the form of Securities) or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter.  This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.  This Agreement may be amended, modified or supplemented and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Company and the holders of at least a majority amount of Registrable Securities; provided that Section 6 and this Section 9(j) may not be amended, modified or supplemented unless the prior written consent of the Company and each Holder (including, in the case of an amendment, modification or supplement of
Section 6, any person who was a Holder of Registrable Securities disposed of pursuant to a Registration
Statement).  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority in Amount of Registrable
Securities being sold by such Holders pursuant to such Registration Statement; provided, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.  Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 9(j), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such holder.

          (k    Counterparts.  This agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

         Agreed to and accepted as of the date referred to above.

                                    ACXIOM CORPORATION.

                                    By: /s/ Jerry C. Jones
                                       -----------------------------------------------------------
                                          Name: Jerry C. Jones
                                          Title:Company Business Development Leader
                                           and Legal Leader

                                    J.P. MORGAN SECURITIES INC.
                                    BANC OF AMERICA SECURITIES LLC
                                    ABN AMRO ROTHSCHILD LLC
                                    FIRST UNION SECURITIES, INC.
                                    SCOTIA CAPITAL (USA) INC.
                                    SUNTRUST CAPITAL MARKETS, INC.
                                    U.S. BANCORP PIPER JAFFRAY, INC.
                                    STEPHENS INC.

                                    By:    J.P. Morgan Securities Inc.,
                                           Acting on behalf of itself and as the Representative
                                           of the Initial Purchasers

                                    By: /s/ J. Andrew Sanford
                                       ----------------------------------------------------------
                                          Name: J. Andrew Sanford
                                          Title: Managing Director

                                                                                       SCHEDULE I

                                        Initial Purchasers

J.P. Morgan Securities Inc.
ABN AMRO Rothschild LLC
Banc of America Securities LLC
First Union Securities, Inc.
Stephens Inc.
U.S. Bancorp Piper Jaffray, Inc.
Scotia Capital (USA) Inc.
SunTrust Capital Markets, Inc.

                                                                                        Exhibit A

                                                ACXIOM CORPORATION
                                                  (the "Company")

                                          INSTRUCTION TO DTC PARTICIPANTS

                                                 (Date of Mailing)

                                      URGENT - IMMEDIATE ATTENTION REQUESTED

DEADLINE FOR RESPONSE:  [DATE]1

         The Depository Trust Company ("DTC") has identified you as a DTC Participant through which beneficial interests in the Company's 3.75% Convertible Notes due 2009 (the "Securities") are held.

         The Company is in the process of registering the Securities under the Securities Act of 1933 for resale by the beneficial owners thereof.  In order to have their Securities included in the registration statement, beneficial owners must complete and return the enclosed Notice of Registration Statement and Selling
Securityholder Questionnaire.

         It is important that beneficial owners of the Securities receive a copy of the enclosed materials as soon as possible as their rights to have the Securities included in the registration statement as of the date and time such registration statement becomes or is declared effective by the Securities and Exchange Commission depend upon their returning the Notice and Questionnaire by [DEADLINE FOR RESPONSE].  Please forward a copy of the enclosed documents to each beneficial owner that holds interests in the Securities through you.  If you require more copies of the enclosed materials or have any questions pertaining to this matter, please contact
Acxiom Corporation, #1 Information Way, P.O. Box 8180, Little Rock, Arkansas 72202-8180, Attention: Treasurer.

-------------------
1 Not less than 30 calendar days from date of mailing.

                                                ACXIOM CORPORATION
                                                  (the "Company")

                                         Notice of Registration Statement
                                                        and
                                       Selling Securityholder Questionnaire

         Reference is hereby made to the Registration Rights Agreement (the "Registration Rights Agreement")
among the Company and the Initial Purchasers named therein.  Pursuant to the Registration Rights Agreement, the
Company has filed with the United States Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the "Shelf Registration Statement") for the registration and resale under Rule 415 of the
Securities Act of 1933, as amended (the "Securities Act"), of the Company's 3.75% Convertible Subordinated Notes
due 2009 (the "Securities").  A copy of the Registration Rights Agreement is attached hereto.  All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

         Each beneficial owner of Registrable Securities is entitled to have the Registrable Securities beneficially owned by it included in the Shelf Registration Statement.  In order to have Registrable Securities included in the Shelf Registration Statement as of its Effective Time, this Notice of Registration Statement and
Selling Securityholder Questionnaire ("Notice and Questionnaire") must be completed, executed and delivered to the Company's counsel at the address set forth herein for receipt ON OR BEFORE [DEADLINE FOR RESPONSE].  Any beneficial owner of Registrable Securities who does not complete, execute and return this Notice and
Questionnaire by such date (i) will not be named as a selling securityholder in the Shelf Registration Statement and (ii) may not use the Prospectus forming a part thereof for resales of Registrable Securities; provided, however, that if any such beneficial owner delivers this Notice and Questionnaire to the Company after such date, the Company shall take any action reasonably necessary to cause such beneficial owner to be named as a selling securityholder in the Shelf Registration Statement and to enable such beneficial owner to use the prospectus forming a part thereof for resales of Registrable Securities, in each case, as soon as reasonably practicable after the Effective Time.

         Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration
Statement and related Prospectus.  Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and related Prospectus.

                                             ELECTION

         The undersigned holder (the "Selling Securityholder") of Registrable Securities hereby elects to include in the Shelf Registration Statement the Registrable Securities beneficially owned by it and listed below in
Item (3).  The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Notice and Questionnaire and the
Registration Rights Agreement, including Section 6 of the Registration Rights Agreement, as if the undersigned
Selling Securityholder were an original party thereto.

         Upon any sale of Registrable Securities pursuant to the Shelf Registration Statement, the Selling
Securityholder will be required to deliver to the Company and Trustee the Notice of Transfer set forth as Exhibit
B to the Registration Rights Agreement.

         The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

                                           QUESTIONNAIRE

         (1)      (a)  Full Legal Name of Selling Securityholder:

                  (b)  Full Legal Name of Registered Holder (if not the same as in               (a)
                       above) of Registrable Securities Listed in Item (3) below:

                  (c)  Full Legal Name of DTC Participant (if applicable and if not              (b)
                       the same as above) Through Which Registrable Securities Listed in Item (3) below are Held:

         (2)      Address for Notices to Selling Securityholder:

                  Telephone:___________________________.

                  Fax:________________________________.

                  Contact Person:_______________________.

         (3)      Beneficial Ownership of Securities:

                  Except as set forth below in this Item (3), the undersigned does not beneficially own any Securities.

                  (a)  Principal amount of Registrable Securities beneficially owned:

                  CUSIP No(s). of such Registrable Securities:

                  (b)  Principal amount of Securities other than Registrable
                       Securities beneficially owned:

                  CUSIP No(s). of such other Securities:

                  (c)  Principal amount of Registrable Securities which the
                       undersigned wishes to be included in the Shelf Registration Statement:

                  CUSIP No(s). of such Registrable Securities to be included in the Shelf Registration Statement:

         (4)      Relationships with the Company:

                  Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or any of its predecessors or affiliates) during the past three years.

                  State any exceptions here:

         (5)      Plan of Distribution:

                           Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Securities listed above in Item (3) only as follows (if at all):
                  Such Registrable Securities may be sold from time to time directly by the undersigned Selling
                  Securityholder or, alternatively, through underwriters, broker-dealers or agents.  Such
                  Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices.  Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the
                  Registered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options.  In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable
                  Securities in the course of hedging the positions they assume.  The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

                  State any exceptions here:

         (6)               Whether you are a corporation or not, the following three questions should be answered.  If you are a corporation these questions should also be answered with respect to your officers, directors and holders of 5% or more of your equity securities; if you are a partnership such questions should also be answered with respect to your general partners.

                           (a)  Except as set forth below in this Item (6)(a), neither the undersigned nor any of its affiliates2 is a member3 of the National Association of Securities Dealers, Inc. (the
                  "NASD") or a person associated with a member2 of the NASD.

                  State any exceptions here:

                  (b)  Except as set forth below in this Item (6)(b), the undersigned does not own stock or other securities of any NASD member not purchased in the open market.

                  State any exceptions here:

--------

2  NASD Rule 2720 defines the term "affiliate" to mean a company which controls, is controlled by or is under common control with a member.  The term affiliate is presumed to include the following:

                  (i) a company will be presumed to control a member if the company beneficially owns 10 percent or more of the outstanding voting securities of a member which is a corporation, or beneficially owns a partnership interest in 10 percent or more of the distributable profits or losses of a member which is a partnership;

                  (ii) a member will be presumed to control a company if the member and persons associated with the member beneficially own 10 percent or more of the outstanding voting securities of a company which is a corporation, or beneficially own a partnership interest in 10 percent or more of the distributable profits or losses of a company which is a partnership;

                  (iii) a company will be presumed to be under common control with a member if:

                           (1) the same natural person or company controls both the member and company by beneficially owning 10 percent or more of the outstanding voting securities of a member or company which is a corporation, or by beneficially owning a partnership interest in 10 percent or more of the distributable profits or losses of a member or company which is a partnership; or

                           (2) a person having the power to direct or cause the direction of the management or policies of the member or the company also has the power to direct or cause the direction of the management or policies of the other entity in question.

3  Article I of the NASD's By-Laws defines the term "member" to mean any broker or dealer admitted to membership in the NASD and defines the term "person associated with a member" to mean every sole proprietor, partner, officer, director or branch manager of any member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by such member (for example, any employee), whether or not such person is registered or exempt from registration with the NASD.

                  (c)  Except as set forth below in this Item (6)(c), the undersigned has not made any outstanding subordinated loans to any NASD member.

                  State any exceptions here:

         By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M (which governs manipulation, stabilization and trading activity during a distribution of securities).

         In the event that the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Company, the Selling
Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

         By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Shelf
Registration Statement and related Prospectus.  The Selling Securityholder understands that such information will be relied upon by the Company and any underwriters in an underwritten offering of such Selling Securityholder's
Registrable Securities listed in Item(3) above, in connection with the preparation of the Shelf Registration
Statement and related Prospectus.

         In accordance with the Selling Securityholder's obligation under Sections 3(d) and (f) of the
Registration Rights Agreement to provide such information as may be required by law for inclusion in the Resale
Registration Statement, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the
Shelf Registration Statement remains in effect.  All notices hereunder and pursuant to the Registration Rights
Agreement shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:

                  (i     To the Company:

                        Acxiom Corporation#1 Information WayP.O. Box 8180Little Rock, Arkansas
                        72202-8180Attention: Treasurer

                 (ii     With a copy to:

                        Kutak Rock LLP425 West Capitol, Suite 1100Little Rock, Arkansas 72201-3409Attention:
                        Jeffrey J. Gearhart

         Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the
Company's counsel, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the Selling Securityholder (with respect to the
Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above).  This
Agreement shall be governed in all respects by the laws of the State of New York.

         IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:  ________________

                  Selling Securityholder(Print/type full legal name of beneficialowner of Registrable Securities)

                  By:_____________________________.
                       Name:
                       Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE FOR RECEIPT ON OR BEFORE [DEADLINE FOR
RESPONSE] TO THE COMPANY'S COUNSEL AT:

                  Kutak Rock LLP425 West Capitol, Suite 1100Little Rock, Arkansas 72201-3409Attention: Jeffrey J.
                  Gearhart
                  (501) 975-3000

                                                                                        Exhibit B

                       NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

Attention:  Trust Officer

      Re:      Acxiom Corporation (the "Company")          3.75% Convertible
               Subordinated Notes due 2009

Dear Sirs:

         Please be advised that _____________________ has transferred $___________ aggregate principal amount of the above-referenced Notes pursuant to an effective Registration Statement on Form S-3 (File No. 333-____) filed by the Company.

         We hereby certify that the above-named beneficial owner of the Notes is named as a "Selling Holder" in the Prospectus dated ___________, 200_ or in supplements thereto, and that the aggregate principal amount of the
Notes transferred are the Notes listed in such Prospectus opposite such owner's name.

Dated:

                                                     Very truly yours,

                                                                      (Name)

                                                     By:
                                                                (Authorized Signature)

                                                          CROSS-REFERENCE TARGET LIST

                       NOTE: Due to the number of targets some target names may not appear in the target pull-down list.
                  (This list is for the use of the wordprocessor only, is not a part of this document and may be discarded.)

ARTICLE/SECTION       TARGET NAME    ARTICLE/SECTION       TARGET NAME   ARTICLE/SECTION       TARGET NAME
ARTICLE/SECTION       TARGET NAME

2.............................032
2(a)..........................001
2(b)..........................037

3.............................038
3(a)..........................034
3(b)..........................039
3(c)..........................035

4......................reg.proced
4(a)..........................047

4(h)..........................043
4(k)..........................041
4(m)..........................014
4(n)..........................036
4(q)..........................016
4(s)..........................042

5.............................018
5(a)(iii)..............cost.print
5(b)..........................040

6.............................021
6(a)..........................022
6(b)..........................023
6(d)..........................025
6(e)..........................026

8.............................027

9(b)..........................028
9(c)..........................029
9(h)..........................030
9(j)..........................031